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                                                             September 14, 1999

First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester, MA 01653

RE: SEPARATE ACCOUNT VA-K (EXECANNUITY PLUS/ALLMERICA ADVANTAGE) OF FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Gentlemen:

In my capacity as Assistant Vice President and Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this initial Registration Statement for Separate Account VA-K on Form N-4 under the Securities Act of 1933 and an amendment under the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity contracts.

I am of the following opinion:

1. Separate Account VA-K is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in Separate Account VA-K are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The variable annuity contracts, when issued in accordance with the Prospectuses contained in the initial Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this initial Registration Statement of Separate Account VA-K on Form N-4 filed under the Securities Act of 1933 and amendment under the Investment Company Act of 1940.

                                          Very truly yours,

                                          /s/ John C. Donlon, Jr.
                                          John C. Donlon, Jr.
                                          Assistant Vice President and Counsel